Exhibit 4.15.9


                              WAIVER AND AGREEMENT
                               TO CREDIT AGREEMENT


     WAIVER AND AGREEMENT TO CREDIT AGREEMENT ("this Waiver and Agreement"), dated as of August 14, 2005, among FOAMEX L.P., a Delaware limited partnership
(the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and JPMorgan Chase Bank, N.A., as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (i) waive (x) a certain Event of Default under the Credit Agreement relating to the Foamex 13 1/2% Subordinated Notes, (y) compliance with Section
7.24 of the Credit Agreement for the test period ended July 3, 2005 and (z) compliance with Sections 3.4(g) and 7.34, and the second sentence of Section 5.2(e), of the Credit Agreement until 12:01 a.m. (New York time) on September 30, 2005, (ii) agree that up to $19,611,000 of the proceeds from sales of Designated Assets consummated prior to the date hereof (excluding the
$17,000,000 of such proceeds that were previously released) (the "Closed Designated Asset Sales") that were permitted pursuant to clause second of the fifth sentence of Section 3.4(f) of the Credit Agreement to be used for the purposes set forth therein may instead be used for working capital purposes and for general corporate purposes permitted under the Credit Agreement and (iii) agree that any Reserve established pursuant to the sixth sentence of Section 3.4(f) of the Credit Agreement with respect to the Closed Designated Asset Sales in an amount not in excess of $19,611,000 (excluding the $17,000,000 of such proceeds that were previously released) be released;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 4 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. WAIVERS. Each of the Administrative Agent and the Lenders hereby waives Section 9.1(d) of the Credit Agreement solely with respect to (a) the failure of Foamex and Foamex Capital to repay at maturity the Foamex 13 1/2% Subordinated Notes and any accrued and unpaid interest thereon and (b) any default with respect to any other Debt arising from the failure to repay at maturity the Foamex 13 1/2% Subordinated Notes and any accrued and unpaid interest thereon (clauses (a) and (b) are referred to herein collectively as the "Foamex 13 1/2% Subordinated Notes Payment Default"); provided, that (i) such waiver shall be in effect only until 12:01 a.m. (New York time) on September 30, 2005 and (ii) the Majority Lenders may elect to revoke such waiver by written notice to the Borrower, whereupon such waiver shall be of no further force or effect, if (w) any or all of the Senior Secured Notes are declared due and payable as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, which acceleration is not rescinded within five days, or any holder of the Senior Secured Notes (or the trustee under the Senior Secured Notes Indenture or any other Person on behalf of such holder) exercises any rights or remedies with respect to Collateral as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, (x) any of the holders of the Term Loan B Obligations or the Term Loan B Agent declares a default or event of default under the Term Loan B Agreement as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, demands payment of any amounts owing under the Term Loan B Agreement as a result of the Foamex 13 1/2% Subordinated Notes Payment Default or exercises any other rights or remedies under the Term Loan B Agreement or any document or agreement executed in connection therewith as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, (y) any holder or holders of any secured Debt of any Loan Party (other than the Senior Secured Notes) in an outstanding principal amount exceeding $500,000 (or any agent, trustee or other representative of any such holder) exercises any rights or remedies with respect to any assets securing such Debt as a result of the Foamex 13 1/2% Subordinated Notes Payment Default or (z) any assets of any Loan Party are attached or seized (by judicial order or otherwise) as a result of the Foamex 13 1/2% Subordinated Notes Payment Default. Each of the Administrative Agent and the Lenders hereby waives compliance with
(x) Section 7.24 of the Credit Agreement for the test period ended July 3, 2005 and (y) Sections 3.4(g) and 7.34, and the second sentence of Section 5.2(e), of the Credit Agreement until 12:01 a.m. (New York time) on September 30, 2005. Nothing in this Section 2 shall constitute a waiver of any provision of the Credit Agreement or any Event of Default under the Credit Agreement except to the extent expressly set forth herein.

     SECTION 3. CLOSED DESIGNATED ASSET SALE PROCEEDS. Each of the Administrative Agent and the Lenders hereby agrees that (i) up to $19,611,000 of the proceeds from the Closed Designated Asset Sales (excluding the $17,000,000 of such proceeds that were previously released) that were permitted pursuant to clause second of the fifth sentence of Section 3.4(f) of the Credit Agreement to be used for the purposes set forth therein may instead be used for working capital purposes and for general corporate purposes permitted under the Credit Agreement and (ii) any Reserve established pursuant to the sixth sentence of Section 3.4(f) of the Credit Agreement with respect to the Closed Designated Asset Sales in an amount not in excess of $19,611,000 (excluding the $17,000,000 of such proceeds that were previously released) is released. The foregoing agreements shall constitute an amendment to Section 3.4(f) of the Credit Agreement.

     SECTION 4. EFFECTIVENESS. This Waiver and Agreement shall become effective on such date as the following conditions precedent are satisfied:

          4.1 Counterparts of this Waiver and Agreement executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

          4.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Term Loan B Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

          4.3 The Administrative Agent shall have received a copy, certified by a senior officer of Foamex as true and complete, of a waiver and agreement to the Term Loan B Agreement, consenting to this Waiver and Agreement and providing for the waivers and agreements to the Term Loan B Agreement consistent with the waivers and agreements herein contemplated, which waiver and agreement shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

          4.4 The Administrative Agent for the sole account of the Bank shall have received, in form and substance satisfactory to the Administrative Agent and the Bank, a fully executed fee letter, dated the date hereof (the "Fee Letter"), between the Administrative Agent and the Borrower and the Administrative Agent shall have received payment of all fees payable thereunder.

          4.5 The Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a waiver fee in an aggregate amount equal to (x) .20% times (y) the sum on the date hereof of the Revolving Credit Commitments of all of the Lenders plus the aggregate unpaid principal balance of the Term Loans owing to all of the Lenders (such fee to be payable to each Lender based upon its respective Pro Rata Share thereof at such time determined as if there were no Junior Term Loan Commitments).

     SECTION 5. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND WAIVER AND AGREEMENT WITH RESPECT TO TERM LOAN B AGREEMENT.

          5.1 Each of the Lenders, by its signature to this Waiver and Agreement, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in
     Section  4.2 of this  Waiver
     and Agreement and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

          5.2 Each of the Lenders, by its signature to this Waiver and Agreement, hereby consents to the waiver and agreement to the Term Loan B Agreement, a copy of which is attached as Exhibit A hereto.

     SECTION 6. TERMINATION OF JUNIOR TERM LOAN COMMITMENTS. Each of the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agrees that the Junior Term Loan Commitment of each of the Junior Term Lenders is hereby terminated and of no further force or effect and each of the Junior Term Lenders is hereby irrevocably and unconditionally discharged and released of any liability or obligation to make a Junior Term Loan.

     SECTION 7 COUNTERPARTS. This Waiver and Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Waiver and Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8 REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Waiver and Agreement and the waivers and agreements contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as waived and modified by this Waiver and Agreement, and all references in other documents to the Credit Agreement shall mean such agreement as waived and modified by this Waiver and Agreement.

                  SECTION 9. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and
(ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           FOAMEX L.P.

                           By:      FMXI, Inc., its Managing General Partner

                                    By:      /s/ George L. Karpinski
                                             -----------------------------
                                    Title:   Vice President
                                             -----------------------------


                           FMXI, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX INTERNATIONAL INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Senior Vice President
                                    --------------------------------------


                           FOAMEX CANADA INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Treasurer
                                    --------------------------------------


                           FOAMEX CAPITAL CORPORATION

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX LATIN AMERICA, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX MEXICO, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX MEXICO II, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX ASIA, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX CARPET CUSHION LLC

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           BANK OF AMERICA, N.A., Individually and
                              as Administrative Agent

                           By:     /s/ William J. Wilson
                                   ---------------------------------------
                           Title:  Vice President
                                   ---------------------------------------


                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By:     /s/ James DeSantis
                                   ---------------------------------------
                           Title:  Duly Authorized Signatory
                                   ---------------------------------------


                           JPMORGAN CHASE BANK, N.A.

                           By:     /s/ Stephen Christ
                                   ---------------------------------------
                           Title:  Account Executive
                                   ---------------------------------------


                           CONGRESS FINANCIAL CORPORATION
                              (CENTRAL)


                           By:     /s/ Thomas A. Martin
                                   ---------------------------------------
                           Title:  Vice President
                                   ---------------------------------------


                           STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                              RETIREMENT SYSTEM

                           By:      /s/ Michael Clabar
                                    -------------------------------------
                           Title:   Investment Officer
                                    -------------------------------------


                           PNC BANK, NATIONAL ASSOCIATION

                           By:     /s/ Thomas J. Bugieda
                                   --------------------------------------
                           Title:  Vice President
                                   --------------------------------------


                            WELLS FARGO FOOTHILL, LLC

                            By:    /s/ Juan Barrera
                                   --------------------------------------
                            Title: Vice President
                                   --------------------------------------